UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2021

Creative Medical Technology Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53500	87-0622284
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

211 E Osborn Road, Phoenix, AZ 85012

(Address of principal executive offices)

(480) 399-2822

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 16, 2021, upon the approval of the Board of Directors (the “Board”) of Creative Medical Technology Holdings, Inc. (the “Company”), the Company entered into direct employment relationships with its executive officers, and direct consulting arrangements with its non-employee directors. As a result, effective September 16, 2021, Timothy Warbington, the Company’s Chief Executive Officer, and Donald Dickerson, the Company’s Chief Financial Officer, will be paid annual base salaries of $330,000 and $300,000, respectively, as employees of the Company; and Dr. Thomas Ichim and Dr. Amit Patel will be compensated at the rate of $120,000 base and $240,000 per annum, respectively, for their service as consultants of the Company.

The Company’s officers and directors were previously compensated indirectly pursuant to a Management Reimbursement Agreement, dated November 17, 2017 (as amended, the “Reimbursement Agreement”), among the Company, Creative Medical Technologies, Inc. and Creative Medical Health, Inc. (“CMH”), under which the Company was required to reimburse CMH for the services provided to the Company by the officers and directors of the Company employed by CMH. The Reimbursement Agreement was terminated effective September 15, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Creative Medical Technology Holdings, Inc.

Date: September 22, 2021	By:	/s/ Timothy Warbington
Timothy Warbington, Chief Executive Officer

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